FIRST AMENDMENT TO THE
GOODRICH PETROLEUM CORPORATION
MANAGEMENT INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the Goodrich Petroleum Corporation Management Incentive Plan, as amended from time to time (the “Plan”), is effective December 8, 2016 (the “Effective Date”), and is made by Goodrich Petroleum Corporation (the “Company”).
W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to employees and service providers of the Company and its subsidiaries and certain members of the board of directors (“Board”) of the Company;
WHEREAS, Sections 4(a) and 7 of the Plan provides that any committee designated by the Board to administer the Plan (the “Committee”) will determine the number of shares of Company common stock (“Shares”) to be granted under the Plan following the initial grant of Shares under the Plan; and

WHEREAS, Section 4(a) provides that the “Committee will determine the number of additional Shares to be granted after the Effective Date to Employees, Consultants and Directors as part of the Company’s long term incentive plan pursuant to the Plan”; and

WHEREAS, Section 7 of the Plan provides that the “Board or the Committee may amend, alter, suspend, discontinue or terminate grants made under the Plan after the Effective Date without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person”; and

WHEREAS, the Committee has determined that it is desirable to amend the Plan in the manner contemplated hereby.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below.

1.     Section 4(a) of the Plan is hereby amended to add the following:

Effective as of December 8, 2016, 1,000,000 additional Shares are reserved and available for delivery with respect to Awards.

2.     Except as set forth above, the Plan shall continue to read in its current state.

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IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date.

GOODRICH PETROLEUM CORPORATION

By:    /s/ Michael J. Killelea
Michael J. Killelea
Executive Vice President, General Counsel and Corporate Secretary

Date:    January 12, 2017